UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) –March 4, 2013

Plains All American Pipeline, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14569	76-0582150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

713-646-4100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such a filing.

Representatives of Plains All American Pipeline, L.P. (“PAA” or the “Partnership”) intend to make presentations and meet with members of the financial community at the following events:

•	The Morgan Stanley MLP and Diversified Natural Gas Corporate Access Event in New York, NY on Wednesday, March 6, 2013;

•	The Raymond James Annual Institutional Investors Conference in Orlando, FL on Wednesday, March 6, 2013;

•	The Barclays Capital Investment Grade Energy and Pipeline Conference in New York, NY on Thursday, March 7, 2013; and

•	The Bank of America Merrill Lynch Refining Conference in New York, NY on Thursday, March 7, 2013.

Such presentations will give an overview of PAA, including a review of the Partnership’s strategic positioning, expansion capital projects, financial profile and related matters. On the morning of March 6th a presentation related to these events will be made available for viewing on PAA’s website at www.PAALP.com. Additionally, the Raymond James Annual Institutional Investors Conference presentation will be webcast live beginning at approximately 9:50 a.m. EST on March 6th and will be available for a period of seven (7) days thereafter at the following weblink: http://wsw.com/webcast/rj82/paa/. The Bank of America Merrill Lynch Refining Conference presentation will be webcast live beginning at approximately noon on March 7th and will be available for a period of ninety (90) days thereafter at the following weblink: http://www.veracast.com/webcasts/baml/refining2013/id14427350.cfm.

PAA does not undertake to update the information as posted on its website; however, it may post additional information included in future press releases and Forms 8-K, as well as posting its periodic Exchange Act reports.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

Date: March 4, 2013	By:	PAA GP LLC, its general partner

	By:	Plains AAP, L.P., its sole member

	By:	Plains All American GP LLC, its general partner

	By:	/s/ Richard McGee
Name: Richard McGee
Title: Executive Vice President